     As filed with the Securities and Exchange Commission on May 12, 1998
                                                       Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

                                PETSMART, INC.
             (Exact name of registrant as specified in its charter)

                           ----------------------

              DELAWARE                           94-3024325
     (State of Incorporation)        (I.R.S. Employer Identification No.)

                           ----------------------

      19601 NORTH 27TH AVENUE, PHOENIX, AZ  85027   PHONE: (602) 580-6100
                      (Address of principal executive offices)

                           ----------------------

                        RESTRICTED STOCK BONUS AWARDS
                         (Full title of the plans)


           PHILIP L. FRANCIS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               PETSMART, INC.,
           19601 N. 27TH AVENUE, PHOENIX, AZ  85027 (602) 580-6100

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ----------------------

                                  Copies to:
                           Alan C. Mendelson, Esq.
                           Robert J. Brigham, Esq.
                             Cooley Godward LLP
                            Five Palo Alto Square
                             3000 El Camino Real
                          Palo Alto, CA  94306-2155
                                (650) 843-5000

                           ----------------------

                       CALCULATION OF REGISTRATION FEE
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
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                                   PROPOSED        PROPOSED
                                   MAXIMUM         MAXIMUM
    TITLE OF                       OFFERING        AGGREGATE       AMOUNT OF
  SECURITIES TO   AMOUNT TO BE     PRICE PER    OFFERING PRICE   REGISTRATION
 BE REGISTERED     REGISTERED      SHARE (1)          (1)             FEE
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
 Common Stock
 (par value
 $.0001)        283,000 shares     $11.6562       $3,298,705        $973.12

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(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on May 6, 1998 as reported on the Nasdaq National Market.

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                                       2

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by PETsMART, Inc. (the "Company") with the Securities and Exchange Commission, SEC File No.0-21888, are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1998, filed on April 6, 1998.

     (b) The description of the Company's Common Stock which is contained in the Company's Current Report on Form 8-K, dated June 21, 1996 and filed
September 11, 1996.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                          DESCRIPTION OF SECURITIES

      Not Applicable.


                   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                     EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

                                  EXHIBITS

EXHIBIT
NUMBER

4.2 Restated Registration and First Refusal Rights Agreement, among PETsMART and the parties named therein, dated October 30, 1992.(1)

4.3 Series H Preferred Stock Purchase Agreement between PETsMART and the other parties named therein, dated as of September 8, 1991.(1)

4.4 Indenture between PETsMART and Norwest Bank Minnesota, N.A., as Trustee, dated as of November 7, 1997.(2)

4.5 Purchase Agreement by and among PETsMART, Donaldson, Lufkin & Jenrette Securities Corporation, and NationsBanc Montgomery Securities, Inc., dated as of November 4, 1997.(2)

4.6 Registration Rights Agreement by and among PETsMART, Donaldson, Lufkin & Jenrette Securities Corporation, and NationsBanc Montgomery Securities, Inc., dated as of November 7, 1997.(2)

5.1    Opinion of Cooley Godward LLP.

23.1   Consent of Price Waterhouse LLP.

23.2   Consent of Arthur Andersen LLP.

23.3   Consent of Grant Thornton.

23.4   Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1   Power of Attorney is contained on the signature pages.

99.1   Form of Restricted Stock Bonus Agreement.

(1) Incorporated by reference to the indicated exhibit to PETsMART's Registration Statement on Form S-1 (File No. 33-63912), filed June 4, 1993, as amended.

(2) Incorporated by reference to the indicated exhibit to PETsMART's Registration Statement on Form S-3 (File No. 333-41111), filed November 26, 1997, as amended.

                                 UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 12, 1998.


                                     PETSMART, INC.


                                     By  /s/ Philip L. Francis
                                         -------------------------------------
                                         Philip L. Francis
                                         President and Chief Executive Officer





                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel J. Parker and Philip L. Francis, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                    DATE


     /s/ Philip L. Francis       President, Chief         May 12, 1998
------------------------------   Executive Officer
       Philip L. Francis         and Director
                                 (Principal Executive
                                 Officer)


      /s/ Neil T. Watanabe       Executive Vice           May 12, 1998
------------------------------   President, Chief
        Neil T. Watanabe         Financial Officer
                                 (Principal Financial
                                 Officer)


     /s/ Kenneth A. Conway       Vice President,          May 12, 1998
------------------------------   Controller
       Kenneth A. Conway         (Principal
                                 Accounting Officer)


      /s/ Samuel J. Parker       Chairman of the          May 12, 1998
------------------------------   Board of Directors
        Samuel J. Parker


   /s/ Richard M. Kovacevich     Director                 May 12, 1998
------------------------------
     Richard M. Kovacevich


    /s/ Lawrence S. Philips      Director                 May 12, 1998
------------------------------
      Lawrence S. Philips


      /s/ Walter J. Salmon       Director                 May 12, 1998
------------------------------
        Walter J. Salmon


     /s/ Thomas G. Stemberg      Director                 May 12, 1998
------------------------------
       Thomas G. Stemberg

                                EXHIBIT INDEX

EXHIBIT
NUMBER

4.2 Restated Registration and First Refusal Rights Agreement, among PETsMART and the parties named therein, dated October 30, 1992.(1)

4.3 Series H Preferred Stock Purchase Agreement between PETsMART and the other parties named therein, dated as of September 8, 1991.(1)

4.4 Indenture between PETsMART and Norwest Bank Minnesota, N.A., as Trustee dated as of November 7, 1997.(2)

4.5 Purchase Agreement by and among PETsMART, Donaldson, Lufkin & Jenrette Securities Corporation, and NationsBanc Montgomery Securities, Inc., dated as of November 4, 1997.(2)

4.6 Registration Rights Agreement by and among PETsMART, Donaldson, Lufkin & Jenrette Securities Corporation, and NationsBanc Montgomery Securities, Inc., dated as of November 7, 1997.(2)

5.1    Opinion of Cooley Godward LLP.

23.1   Consent of Price Waterhouse LLP.

23.2   Consent of Arthur Andersen LLP.

23.3   Consent of Grant Thornton.

23.4   Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1   Power of Attorney is contained on the signature pages.

99.1   Form of Restricted Stock Bonus Agreement.

(1) Incorporated by reference to the indicated exhibit to PETsMART's Registration Statement on Form S-1 (File No. 33-63912), filed June 4, 1993, as amended.

(2) Incorporated by reference to the indicated exhibit to PETsMART's Registration Statement on Form S-3 (File No. 333-41111), filed November 26, 1997, as amended.